EXHIBIT 32:

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of China Huaren Organic Products on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, Jinzhong Fang, Chief Executive Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 19, 2008	/s/ Jinzhong Fang
     Jinzhong Fang, Chief Executive Officer
                      and Chief Financial Officer